Exhibit 1A-6C

AMENDMENT NO. 1

TO

AMENDED AND RESTATED

TRUST AGREEMENT OF

AMERICAN HOMEOWNER PRESERVATION TRUST

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED TRUST AGREEMENT OF AMERICAN HOMEOWNER PRESERVATION TRUST, A DELAWARE STATUTORY TRUST (THE "TRUST"), dated as of July 17, 2018 (this "Amendment"), is made by and among U.S. Bank Trust National Association, a national banking association, as trustee of the Trust (not in its individual capacity, but solely in such trustee capacity, the "Trustee"), American Homeowner Preservation LLC, a Delaware limited liability company ("AHPLLC"), as the sole initial Beneficial Owner of the Trust generally, one or more series of AHPLLC as the sole initial Beneficial Owner of each outstanding Series of the Trust (in such capacity, the "Series Beneficial Owner"), and AHP Capital Management LLC, a Delaware limited liability company, as Administrator of the Trust and of each Series (the "Administrator"), and amends that certain Amended and Restated Trust Agreement, dated as of October 29, 2014 (as heretofore amended and/or supplemented, the "Trust Agreement"), by and among the Trustee, AHPLLC, the Series Beneficial Owner and the Administrator. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Trust Agreement.

WHEREAS, under Section 12.1 of the Trust Agreement, the Trust Agreement may not be amended, and neither the Trustee nor the Administrator shall agree to any amendment or modification, without the prior written consent in writing of the Requisite Holders;

WHEREAS, AHPLLC and the Series Beneficial Owner, constituting the Requisite Holders under the Trust Agreement, desire to consent to the amendment of the Trust Agreement as set forth in this Amendment;

WHEREAS, AHP Servicing LLC ("AHP Servicing") desires to become a beneficial owner of a new Series of the Trust to be established by the Trust, the Beneficial Interests of which shall be issued to AHP Servicing; and

WHEREAS, AHPLLC and the Series Beneficial Owner, representing the Requisite Holders, consent to the establishment by the Trust of such new Series, to the issuance of the Beneficial Interests of such Series to AHP Servicing, and to AHP Servicing becoming a beneficial owner of such Series.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Trust Agreement and agree as follows:

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1.       Amendments to Trust Aereement.

(a)	The preamble of the Trust Agreement is hereby amended by deleting it in its entirety and in lieu thereof inserting the following:

"AMENDED AND RESTATED TRUST AGREEMENT, dated as of October 29, 2014 by and among U.S. Bank Trust National Association, a national banking association, as trustee of the Trust (not in its individual capacity, but solely in such trustee capacity, the "Trustee"), American Homeowner Preservation LLC, a Delaware limited liability company ("AHPLLC"), as the sole initial Beneficial Owner of the Trust generally, one or more series of AHPLLC as the sole initial Beneficial Owner of each Series established by the Trust as of the date hereof, each other Beneficial Owner from time to time of Beneficial Interests in the Trust or any Series thereof, and AHP Capital Management LLC, a Delaware limited liability company, as Administrator of the Trust and each Series (as each such term is defined herein)."

(b)	Section 1.1 of the Trust Agreement is hereby amended by deleting the definition of "Administrator" in its entirety and in lieu thereof inserting the following:

"' Administrator' means AHP Capital Management LLC, an Ohio limited liability company, in its capacity as the Administrator of the Trust and each Series pursuant to Article XI, together with any substitute or replacement Administrator approved by the Requisite Holders."

(c)	Section 1.1 of the Trust Agreement is hereby further amended by deleting the definition of "Beneficial Owner" in its entirety and in lieu thereof inserting the following:

"'Beneficial Owner' means each holder of record of a Beneficial Interest in the Trust generally or a Series thereof, including, without limitation, American Homeowner Preservation LLC, a Delaware limited liability company, for itself and as applicable for and on behalf of one or more series thereof, as the sole initial beneficial owner of the Beneficial Interests as of the date of this Agreement. Each Beneficial Owner shall be treated for purposes of the Code as a grantor of the Trust generally, or any Series, as applicable, with respect to such Beneficial Owner's Beneficial Interest."

(d)	Section 1.1 of the Trust Agreement is hereby further amended by deleting the definition of "Certificate of Trust" in its entirety and in lieu thereof inserting the following:

"'Certificate of Trust' means the initial Certificate of Trust filed for the Trust pursuant to Section 381O(a) of the Statutory Trust Act, as it may be corrected, amended, modified, supplemented or restated from time to time."

(e)	Section 1.1 of the Trust Agreement is hereby further amended by deleting the definition of "Requisite Holders" in its entirety and in lieu thereof inserting the following:

"'Requisite Holders' means a majority in interest of the Beneficial Owners of the Trust generally, and of any Series, voting together as a single class, or, if so specified herein, the majority in interest of the Beneficial Owners of one or more Series voting together as a single class."

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(f)	Section 2.3(c)(ii) of the Trust Agreement is hereby amended by deleting the words Beneficial Owner" and in lieu thereof inserting "Requisite Holders."

(g)	The first sentence of the first paragraph of Section 2.6 of the Trust Agreement is hereby amended by deleting it in its entirety and in lieu thereof inserting the following:

"The Trustee upon written instructions from AHPLLC, as the sole initial Beneficial Owner of the Trust generally, shall have full power and authority to establish one or more Series, the Beneficial Interests in each of which shall be separate and distinct from the Beneficial Interests in any other Series, by adopting a Series Addendum, in such form as is provided to the Trustee for execution, for each such Series as herein provided. References to the Trust shall be deemed to include references to each Series, as applicable."

(h)	The second and third sentences of the first paragraph of Section 2.6 of the Trust Agreement are hereby amended by inserting "of the Trust generally" immediately after each reference to the "sole initial Beneficial Owner".

(i)	The third sentence of Section 3.1(a) of the Trust Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

"The entire Beneficial Interest in each Series of the Trust shall be authorized and issued to, and accepted by, such Beneficial Owner as may be indicated in the relevant Series Addendum hereto."

(j)	The last sentence of Section 3.1(a) of the Trust Agreement is hereby amended by deleting it in its entirety and in lieu thereof inserting the following:

"Without any further act, acknowledgment or consent, upon a Person's acceptance of a Beneficial Interest duly registered in such Person's name pursuant to Section 3.2 hereof, such Person shall be entitled to the rights and subject to the obligations of a Beneficial Owner hereunder and shall be bound by this Agreement."

(k)	The first sentence of Section 3.1(b) of the Trust Agreement is hereby amended by deleting the words "the Beneficial Owner" and in lieu thereof inserting "a Beneficial Owner".

(l)	The first sentence of Section 4.4 of the Trust Agreement is hereby amended by deleting it in its entirety and in lieu thereof inserting the following:

"Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Transaction Document, or is unsure as to the application, intent, interpretation or meaning of any provision hereof or of any Transaction Document, the Trustee may give written notice (in such form as shall be appropriate under the circumstances) to the Beneficial Owners requesting written instructions as to the course of action to be adopted, and, to the extent the Trustee acts or refrains from acting in good faith in accordance with any instruction received from the Requisite Holders, the Trustee shall not be liable on account of such action or inaction to any Person."

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(m)	Section 4.8 of the Trust Agreement is hereby amended by deleting the words "the Beneficial Owner" and in lieu thereof inserting the Beneficial Owners".

(n)	Section 6.1(a) and Section 6.1(b) of the Trust Agreement are hereby amended by deleting each reference to "the Beneficial Owners" and in lieu thereof inserting "AHPLLC".

(o)	The first sentence of Section 11.1(a) of the Trust Agreement is hereby amended by deleting the words ..the current Beneficial Owners" and in lieu thereof inserting the following: "AHPLLC, for itself generally as sole initial Beneficial Owner of the Trust generally, and for and on behalf of one or more of its series as sole initial Beneficial Owner of a Series".

(p)	The last sentence of Section 12.1(a) of the Trust Agreement is hereby amended by deleting it in its entirety and in lieu thereof inserting the following:

"The Trustee is hereby directed to execute and deliver this Agreement, and the undersigned AHPLLC, for itself generally as sole initial Beneficial Owner of the Trust generally, and for and on behalf of one or more of its series as sole initial Beneficial Owner of a Series, hereby confirms that it has given such prior written consent to this Agreement."

(q)	Section 12.3(b) of the Trust Agreement is hereby amended by deleting the words "the Beneficial Owner," and in lieu thereof inserting "AHPLLC, for itself generally as sole initial Beneficial Owner of the Trust generally, and for and on behalf of one or more of its series as sole initial Beneficial Owner of a Series,".

(r)	The second paragraph of Exhibit A to the Trust Agreement is hereby amended by deleting the date "August _, 2014" and in lieu thereof inserting "October 29, 2014, as further amended by the Amendment No. 1, dated as of July 17, 2018".

(s)	The third and sixth paragraphs of Exhibit A to the Trust Agreement are hereby amended by inserting "of the Trust generally" immediately after each reference to "the sole initial Beneficial Owner".

(t)	Exhibit A to the Trust Agreement is hereby further amended by deleting the existing signature block for the Beneficial Owner and in lieu thereof inserting the following:

"[[INSERT NAME OF BENEFICIAL OWNER], a [__________,] OR [AMERICAN HOMEOWNER PRESERVATION LLC, SERIES               , a series of interests of American Homeowner Preservation LLC, a Delaware series limited liability company,] as the sole Beneficial Owner of the Beneficial Interests of Series _______________ of the Trust]

By:

Name:

Title:

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(u)	Effectiveness.

This Amendment shall become effective as of the date first set forth above.

(v)	Miscellaneous.

(a)	Ratification of Trust Agreement.

Except as expressly amended hereby, the Trust Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Trust Agreement for all purposes, and every Person party hereto or that is otherwise made a party to or bound by the Trust Agreement from time to time shall be bound hereby.

(b)	Consent and Trustee Direction.

The execution and delivery of this Amendment by the signatories hereto constitute the written consent of the undersigned to this Amendment as required by the Trust Agreement. The undersigned AHPLLC and the Series Beneficial Owner, constituting the Requisite Holders under the Trust Agreement, hereby authorize, empower, direct, and instruct the Trustee to execute and deliver this Amendment and hereby represent, warrant, certify, confirm and agree that such execution and delivery by the Trustee are covered by the exculpation and indemnification provisions set forth in the Trust Agreement and the Trustee (as such and in its individual capacity) shall be fully indemnified by the undersigned AHPLLC and the Series Beneficial Owner in connection with such execution and delivery.

(c)	Severability. Any provision of

this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)	Separate Countemarts. This

Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

(e)	Successor and Assigns. This

Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

(f)	Governing Law. This

Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware, including all matters of construction, validity and performance.

[Signature page follows]

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U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee

By: /s/ Brian Giel
Name: Brian Giel
Title: Vice President

AMERICAN HOMEOWNER PRESERVATION LLC,
a Delaware limited liability company, for itself generally as sole initial Beneficial Owner of the Trust, and for and on behalf of one or more of its series acting as sole initial Beneficial Owner of each outstanding Series of the Trust

By: /s/ Deann O’Donovan, CEO
Name: Deann O’Donovan
Title: President & CEO

AHP CAPITAL MANAGEMENT LLC,
Administrator

By: /s/ Deann O”Donovan, CEO
Name: Deann O’Donovan
Title: President & CEO